Exhibit 10.2.8

EIGHTH AMENDMENT TO LEASE

This EIGHTH AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 20th day of March 2022, by and between UPLANDER LLC(“Lessor") and PSYCHEMEDICS CORPORATION, a Delaware corporation ("Lessee"), with respect to that Standard Industrial Lease dated October 6, 1992, and amended January 1, 1993, December 16, 1994, December 31, 1997, May 24, 2005, November 22, 2011, October 13, 2015 and June 26, 2020 (as amended, the “Lease"), pursuant to which Lessee leases from Lessor those certain premises located at 5830 Uplander Way, Los Angeles County, California and 5832 Uplander Way, Los Angeles County, California (collectively the "Premises"). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as are ascribed to such terms in the Lease. Lessor and Lessee hereby acknowledge the following:

RECITALS

A. Lessee herewith exercises the first Option to Extend Term provided in the Seventh Amendment to Lease dated June 26, 2020. Said Lease Extension shall commence January 1, 2023 and shall terminate December 31, 2024.

B. Lessor and Lessee desire to modify the Lease as provided herein.

C. Except as amended and modified, all terms of the Lease, as amended, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

AGREEMENT

1. Option to Extend Term. Lessee shall have the option to extend the Lease term for (1) additional Period of two years, which option period shall commence on January 1, 2025 and shall terminate on December 31, 2026. Lessee may exercise this option strictly in accordance with the procedures set forth in Paragraph 9 of the Addendum to Standard Industrial Lease dated September 16, 1992 (the "Addendum"), except that the rent for all years of this option period shall be determined pursuant to the C.P.I. adjustment outlined in

Paragraph 2 below. Such option is not assignable notwithstanding anything to the contrary in the Lease.

2. Rent Adjustment. Commencing January 1, 2023 and thereafter annually on each subsequent January 1st, the Base Monthly Rental shall be readjusted by a percentage equal to the increase in the Consumer Price Index (U.S. Department of Labor for all Urban Consumers, Los Angeles-Anaheim-Riverside California {1967=100) hereinafter 'C.P.I. Index") for the previous calendar year period of January 1st through December 31st; provided, however, notwithstanding the C.P.I. Index, the Base Monthly Rental for calendar year 2023 and for each subsequent calendar year shall increase by no less than two percent (2%) nor more than four percent (4%) per year. If the Bureau of Labor Statistics discontinues publication of the C.P.I. Index, publishes the C.P.I. Index less frequently, or alters the C.P.I. Index in a material manner, then Lessor, in its sole discretion, may adopt a substitute index or procedure with reasonably reflects and monitors consumer prices.

3. Security Deposit. At such time that the rent is adjusted in accordance with Paragraph 2 above, the security deposit then in effect will be adjusted in a like amount.

4. Incorporation. Except as otherwise expressly set

forth herein, and to the extent necessary to give effect to the provisions hereof, all terms and conditions of the Lease shall remain unmodified and in full force and effect.

5. Counterparts. This Amendment may be executed in one or more counterpart copies, and each of which, so executed, irrespective of the date of execution and delivery, shall be deemed' to be an original, and all such counterparts together shall constitute one and the same instrument. The signature pages of one or more of the counterpart copies may be removed from such counterpart copies and be attached to the same copy of this Amendment, which, with all signatures attached, shall be deemed to be an original Agreement.

IN WITHNESS WHEREOF, the parties hereto have entered into this Eighth Amendment as of the date first set forth above.

LESSOR	LESSEE

UPLANDER LLC	PSYCHEMEDICS CORPORATION, a Delaware corporation

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